     As filed with the Securities and Exchange Commission on June 1, 1998

                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                 ____________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             GENESIS DIRECT, INC.
            (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                          22-3449666
(State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                    Identification No.)
                                100 Plaza Drive
                          Secaucus, New Jersey  07094
         (Address of Principal Executive Offices, Including Zip Code)

              Genesis Direct, Inc. 1997 Long-Term Incentive Plan
            Genesis Direct, Inc. 1998 Employee Stock Purchase Plan
                             (Full Title of Plans)

                                 Warren Struhl
                            Chief Executive Officer
                             Genesis Direct, Inc.
                                100 Plaza Drive
                          Secaucus, New Jersey  07094
                    (Name and Address of Agent For Service)

                                (201) 867-2800
         (Telephone Number, Including Area Code, of Agent For Service)
              __________________________________________________

                        CALCULATION OF REGISTRATION FEE

                                 Amount        Proposed Maximum     Proposed Maximum      Amount Of
   Title Of Securities           To Be          Offering Price     Aggregate Offering    Registration
    To Be Registered           Registered        Per Share (1)          Price (1)            Fee
-----------------------------------------------------------------------------------------------------

Common Stock, $.01          4,375,000 shares           $12.8125        $56,054,687.50      $16,536.13
par value per share
=====================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq Stock Market on May 26, 1998.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

================================================================================

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

   The documents containing the information specified in Part I of Form S-8 (Plan Information, Registrant Information and Employee Plan Annual Information) will be sent or given to participants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed by Genesis Direct. Inc. (the "Registrant") with the Commission are incorporated by reference herein:

    (a) The Registrant's prospectus, dated May 7, 1998, filed pursuant to Rule 424(b) under the Securities Act, which prospectus constitutes a part of the Registrant's Registration Statement on Form S-1 (No. 333-47455), as amended, which was declared effective on May 6, 1998.

    (b) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 1, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.


Item 6.  Indemnification of Directors and Officers.

    Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act.

    The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable to the company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions or (iv) any transaction from which the directors derived an improper personal benefit. The Amended and Restated Certificate of Incorporation also provides that the Registrant shall indemnify any director or officer to the maximum extent provided by Delaware law, and that such right of indemnification shall continue as to a person who has ceased to be a director or officer of the Registrant.

Responsibility for determinations with respect to such indemnification will be made by the Board of Directors. In addition the Registrant has entered into indemnity agreements with its directors and officers that further indemnify them to the maximum extent permitted by Delaware law.

Item 7.  Exemption From Registration Claimed.

    Not applicable.


Item 8.  Exhibits.

     4.1 Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1 (No. 333-47455), as amended, which was declared effective on May 6, 1998.

    4.2 Amended and Restated Bylaws of the Registrant. Incorporated by reference to Exhibit 3.5 of the Registrant's Registration Statement on Form S-1 (No. 333-47455), as amended, which was declared effective on May 6, 1998.

    4.3 Specimen certificates for shares of Registrant's Common Stock. Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 (No. 333-47455), as amended, which was declared effective on May 6, 1998.

    4.4 Stockholders Agreement. Incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (No. 333-47455), as amended, which was declared effective on May 6, 1998.

    4.5    Genesis Direct, Inc. 1997 Long-Term Incentive Plan (as amended).

    4.6    Genesis Direct, Inc. 1998 Employee Stock Purchase Plan (as amended).

    5.1    Opinion of Morrison & Foerster LLP

   23.1    Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

   23.2    Consent of Ernst & Young LLP.

   23.3    Consent of KPMG Peat Marwick LLP.

   23.4    Consent of Boscia Goldenberg & Company.

   23.5    Consent of Arthur Andersen LLP.

   23.6    Consent of Mendlowitz Weitsen, LLP.

   24.1    Power of Attorney (See pages II-4 and II-5).

Item 9.  Undertakings.

    (a)   Rule 415 Offering.
          ------------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)   Filings Incorporating Subsequent Exchange Act Documents By Reference.
          ---------------------------------------------------------------------

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)   Request for Acceleration of Effective Date or Filing of Registration
          --------------------------------------------------------------------
Statement on Form S-8.
----------------------

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on May 26, 1998.

                              GENESIS DIRECT, INC.

                              By:  /s/ Warren Struhl
                                   ---------------------
                                  Warren Struhl
                                  Chairman of the Board, President and
                                  Chief Executive Officer


                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Warren Struhl, Hunter C. Cohen and David M. Sable, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                   Title                             Date
        ---------                   -----                             ----


    /s/ Warren Struhl           Chairman of the Board,            May 26, 1998
    -----------------           President and Chief
    Warren Struhl               Executive Officer
                                (Principal Executive Officer)



    /s/ Hunter C. Cohen         Chief Operating Officer and       May 26, 1998
    -------------------         Director
    Hunter C. Cohen

    /s/ David M. Sable          Chief Marketing Officer and       May 26, 1998
    ------------------          Director
    David M. Sable


    /s/ Ronald R. Benanto       Chief Financial Officer           May 26, 1998
    ---------------------       (Principal Financial and
    Ronald R. Benanto           Accounting Officer)

    /s/ Edward Spiegel
    ---------------------       Director                          May 26, 1998
    Edward Spiegel


    /s/ David W. Wiederecht     Director                          May 26, 1998
    -----------------------
    David W. Wiederecht

                                 EXHIBIT INDEX

Exhibit Number                                   Description                                 Sequential
--------------                                   -----------                                  Page No.
                                                                                             -----------
    4.1               Amended and Restated Certificate of Incorporation of Registrant.
                      Incorporated by reference to Exhibit 3.3 of the Registrant's                *
                      Registration Statement on Form S-1 (No. 333-47455), as amended, which was declared effective on May 6, 1998.

    4.2               Amended and Restated Bylaws of Registrant.  Incorporated by
                      reference to Exhibit 3.5 of the Registrant's Registration Statement         *
                      on Form S-1 (No. 333-47455), as amended, which was declared effective on May 6, 1998.

    4.4               Specimen certificates for shares of Registrant's Common Stock.
                      Incorporated by reference to Exhibit 4.1 of the Registrant's                *
                      Registration Statement on Form S-1 (No. 333-47455), as amended, which was declared effective on May 6, 1998.

    4.4               Stockholders Agreement.  Incorporated by reference to Exhibit 4.2 of
                      the Registrant's Registration Statement on Form S-1 (No. 333-47455),        *
                      as amended, which was declared effective on May 6, 1998.

    4.5               Genesis Direct, Inc. 1997 Long-Term Incentive Plan (as amended).            9

    4.6               Genesis Direct, Inc. 1998 Employee Stock Purchase Plan (as amended).        20

    5.1               Opinion of Morrison & Foerster LLP.                                         32

   23.1               Consent of Morrison & Foerster LLP (included in Exhibit 5.1).               32

   23.2               Consent of Ernst & Young LLP.                                               33

   23.3               Consent of KPMG Peat Marwick LLP.                                           34

   23.4               Consent of Boscia Goldenberg & Company.                                     35

   23.5               Consent of Arthur Andersen LLP.                                             36

   23.6               Consent of Mendlowitz Weitsen, LLP.                                         37

   24.1               Power of Attorney (See pages II-4 and II-5).                                6-7


*  Incorporated by reference.